UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 3, 2006

Ebix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1900 East Golf Road, Schaumburg, Illinois		60173
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (847) 789-3047

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 3, 2006, the Compensation Committee of the Board of Directors of Ebix, Inc. (the “Company”) gave final approval to the 2005 compensation package for the Company’s Chairman, Chief Executive Officer and President,  Robin Raina and the compensation package of the Company’s Vice President, Chief Operating Officer, and Secretary, Richard J. Baum.  The Board of Directors of the Company ratified the Compensation Committee’s proposed compensation package for and Mr. Raina and Mr. Baum.  Both men in turn accepted this package in consideration for their continued employment with the Company.  The compensation package to Mr. Raina, consists of a base salary of $400,000, a base bonus of $200,000 as well as a supplemental bonus of $500,000.  The compensation package for Mr. Baum consists of a $220,000 base salary as well as a base bonus of  $110,000.

Mr. Raina and Mr. Baum also received an additional bonuses of 8,354 and 2,506 shares of restricted stock respectively under the Company’s 1996 Incentive Plan.  The number of shares of restricted stock issued to each of Messrs. Raina and Baum represents  15% of the aggregate of the total salary and cash bonus compensation earned by him for 2005 (such aggregate compensation being $1,100,000 in the case of Mr. Raina and $330,000 in the case of Mr. Baum), divided by the market price of the Company’s stock on February 3, 2006, the date the Board approved the restricted stock grants.

Pursuant to the restricted stock agreements, the restricted stock vests in three equal annual installments.  The restricted stock also vests with respect to any unvested shares upon the applicable officer’s death, Disability (as defined) or Retirement (as defined), the Company’s termination of the officer other than for Cause (as defined) or a Change in Control (as defined) of the Company. If the officer terminates his employment other than due to death, Disability or Retirement or the Company terminates the officer’s employment for Cause, any unvested shares held by the officer will be forfeited.

The description contained above is qualified in its entirety by reference to the Form of Restricted Stock Agreement attached as Exhibit 10.1 hereto and made a part hereof.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1.                                             Form of Restricted Stock Agreement under the Company’s 1996 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Richard J. Baum
Richard J. Baum Executive Vice President
- Finance & Administration, Chief
Financial Officer (principal financial
and accounting officer) and Secretary.

Dated: February 9, 2006